Exhibit 99.1

          Moldflow Reports Significant Growth in Revenues and Profits
                        in Third Fiscal Quarter of 2004

    WAYLAND, Mass.--(BUSINESS WIRE)--April 22, 2004--Moldflow
Corporation (NASDAQ: MFLO)

    -- Year-over-year revenue growth of 40% and significant net income growth

    -- Completion of American MSI acquisition and Moldflow business unit reorganization

    -- Strong results in all regions with traction from new product introductions

    Moldflow Corporation (NASDAQ: MFLO) today announced the results for its third quarter and first nine months of fiscal 2004. Worldwide revenue of $13.3 million for the quarter ended March 27, 2004 represented a 40% increase from the corresponding quarter of fiscal 2003, including the revenue from American MSI Corporation, acquired on January 23, 2004. For the third quarter, Moldflow reported net income, as measured under generally accepted accounting principles ("GAAP"), of $509,000, or $0.05 per diluted share, compared to a net loss of $584,000, or a loss of $0.06 per share, during the same quarter of fiscal 2003, a significant increase.
    For the first nine months of fiscal 2004, revenue of $33.4 million increased 25% over the corresponding period of the prior fiscal year. Net income for the first nine months of fiscal 2004 of $1.5 million, or $0.14 per diluted share, increased from a net loss of $368,000, or a loss of $0.04 per share in the same period of fiscal 2003.
    Roland Thomas, president and chief executive officer of Moldflow said, "We continue to see positive economic trends across the Asia Pacific and Europe regions, with the beginning of improvement in the Americas. Further, this quarter we completed the acquisition of one of the market leading providers of hot runner process control systems, American MSI Corporation. With this acquisition, we can now deliver solutions that optimize the production processes at each of the critical control points that directly affect the quality and cost of manufacture for injection molded plastic parts today."
    He continued, "The integration of the American MSI business has gone very smoothly, with longer-range product integration activities already underway. We have also completed the reorganization of the Company into two business units, focused along the lines of our product groups for Design Analysis Solutions and Manufacturing Solutions. This reorganization will allow us to better focus our sales, marketing and customer support activities to ensure our customers receive the highest level of quality in the products and services that they use to increase the productivity of their engineering and manufacturing processes. The addition of the American MSI business has brought us new capabilities on the shop floor and immediate access to a significant segment of the potential market for our Manufacturing Solutions products. In addition, the senior management team and employees of American MSI bring to Moldflow an extensive knowledge-base of plastics manufacturing requirements on the factory floor."
    Thomas noted, "Our sales activity in both business units was sustained throughout this early transition period and we saw year-over-year growth across all three regions. Sales of Design Analysis Solutions in Asia were particularly strong in the third quarter with Japan representing 36% of Design Analysis product revenue. We noted strength in the automotive and electronics industry throughout Asia and parts of Europe, evidenced by sales to such companies as Samsung, Delphi, Nippo, Tokai Rubber and Sony. Further, we gained traction with our Moldflow Plastics Advisers 7.0 product released in late December 2003. This product, which introduced new modules that provide significant additional functionality and enhancements to the MPA suite, allows users to simulate more phases of the injection molding process, address problems related to cooling, warpage and shrinkage, and further optimize their part and mold designs."
    He concluded, "Overall, we are very pleased with our performance and financial results for the third quarter. It marks yet another quarter of meeting or exceeding the expectations we have set. As we look ahead to our fourth fiscal quarter and the upcoming fiscal year, we are optimistic that economic growth in our end-user markets will continue and result in our customers making strategic investments to increase productivity and profitability, which will result in continued growth for our business. We believe that the integration of the American MSI solutions into our product offering, the additions we have made to our Design Analysis Solutions this year, and a refocused business leaves us well positioned to seek out growth opportunities in our global market."

    Third Quarter Highlights

    Third quarter 2004 revenue totaled $13.3 million and represented an increase of 40% over the same period in the prior year. Excluding the impact of movements in foreign currency exchange rates, total revenue increased 30% over the corresponding period of the prior year. On a sequential basis, total revenue in the third fiscal quarter increased 25%, while the increase in revenue on a constant currency basis was 23%.
    Total product revenue for the third quarter of fiscal 2004 of $7.6 million increased by 65% over the same quarter of fiscal 2003 and increased 48% sequentially from the preceding quarter. On a constant currency basis, product revenue increased 55% over the same quarter of fiscal 2003 and increased 47% sequentially from the preceding quarter. Revenue from Manufacturing Solutions products during the third quarter, including revenues from the hot runner process control business acquired from American MSI in January 2004, represented approximately 42% of total product revenue, compared to 14% in the same quarter of the prior year. During the third quarter, Design Analysis products accounted for 58% of total product revenue. Services revenue, primarily comprised of revenue from maintenance and support contracts, was $5.7 million for the third quarter of fiscal 2004, up 17% from the same quarter in fiscal 2003 and up 4% from the preceding quarter. On a constant currency basis, services revenue increased 8% from the same quarter in fiscal 2003 and was unchanged from the preceding quarter.
    On a regional basis, revenue in the Americas represented 39% of Moldflow's total revenue for the third quarter of fiscal 2004, while revenue in the Asia/Pacific and Europe regions represented 31% and 30% of total revenue, respectively. In total, 111 new customers were added during the quarter.
    As of March 27, 2004, the Company had $49.3 million in cash and marketable securities and no long-term debt. Cash provided by operations in the third fiscal quarter of 2004 was $3.4 million and capital expenditures, including capitalized software development costs, were $572,000.

    Non-GAAP Financial Results

    The adjusted results highlighted below represent non-GAAP financial measures. A reconciliation of these measures to the appropriate GAAP measures is included in the condensed financial statements included in this release.
    Excluding the impact of product revenues on which no profit margin was earned as a result of purchase accounting adjustments related to the acquisition of American MSI, the Company's third quarter non-GAAP results include total adjusted revenue of $13.1 million, as compared to $9.5 million in the third quarter of the previous fiscal year. In the third fiscal quarter of 2004, the Company's non-GAAP operating profit margin of $1.2 million, excluding the aforementioned adjustment, non-cash amortization and restructuring charges, increased four-fold, when compared to $277,000 for the third quarter of the previous fiscal year. Non-GAAP diluted earnings per share of $0.11 increased from $0.01 in the third quarter of the previous fiscal year. The significant non-GAAP adjustments include:

    Purchase Accounting Adjustment to Acquired Deferred Revenue

    In the accounting for the purchase of American MSI, the Company recorded $200,000 of deferred revenue and an equal amount of inventory related to sales orders outstanding at the time of the acquisition. Although these amounts had no impact on the Company's net operating results when the sales were ultimately recorded in the third fiscal quarter, they adversely impacted the Company's reported GAAP gross margin from product revenues. In order to provide investors with financial information that facilitates comparison of historical and future results, the Company has provided adjusted non-GAAP financial information, which excludes the impact of this purchase accounting adjustment from both product revenue and cost of product revenue.

    Acquisition Related Amortization

    Since 2000, the Company has made four acquisitions, including the acquisition of American MSI Corporation in January 2004. All of these acquisitions have been accounted for as purchases, resulting in the recording of goodwill and other identifiable intangible assets. The non-GAAP financial presentation excludes the impact of non-cash amortization expense, a portion of which was recorded as cost of product revenue, from net operating results.

    Restructuring Costs and Related Charges

    In connection with the acquisition of American MSI and the reorganization of the business into separate business units, the Company incurred costs in respect of payments to employees whose positions were eliminated. A restructuring charge of $508,000, or $0.05 per diluted share, was incurred in the third fiscal quarter of 2004.
    In the third quarter of fiscal 2003, the Company acquired certain assets of Controle de Processus Industriels s.a.r.l, and incurred certain asset impairment charges and restructuring costs, totaling $617,000, or $507,000, net of tax, and $0.06 per diluted share.

    Business Outlook

    The current business outlook is based on information as of April 22, 2004 and is current as of that day only. These statements are forward looking and actual results may differ materially.
    Based on current visibility, Moldflow expects revenue for the fourth fiscal quarter of 2004 to be between $14.1 million and $14.7 million. For the same period, earnings per diluted share are expected to be in the range of $0.07 to $0.11. Based on these anticipated fourth fiscal quarter results, Moldflow expects revenues for the full 2004 fiscal year to be in the range of $47.5 million to $48.2 million, with earnings per diluted share to be in the range of $0.21 to $0.25.

    Financial Results

    The unaudited condensed consolidated financial statements and supplemental information for the third fiscal quarter ended March 27, 2004 follow.

    Use of Non-GAAP Financial Information

    To supplement our unaudited consolidated financial statements presented on a GAAP basis, we may use non-GAAP measures that we believe are appropriate to enhance an overall understanding of our historical financial performance and future prospects. Non-GAAP revenue, operating margin, net income and diluted earnings per share are among the primary indicators management uses as a basis for evaluating our financial performance as well as for forecasting of future periods. For this reason, and because these measures present additional information that is not readily ascertainable from the GAAP presentation, management believes these non-GAAP measures can be useful to investors, potential investors and others. The presentation of these measures is not meant to be considered in isolation or as a substitute for financial statements prepared in accordance with GAAP.

    Information Dissemination

    Moldflow will host a conference call to discuss the third fiscal quarter 2004 results and future outlook at 11:00 a.m. U.S. Eastern time today. A live Webcast of the conference call, together with this press release, can be accessed through the Company's Website at www.moldflow.com in the Investor Information section. In addition, the call and press release will be archived and can be accessed through the same link.

    About Moldflow Corporation

    Moldflow (NASDAQ: MFLO) is the leading global provider of automation and optimization software, enabling hardware and hot runner process control solutions for the plastics injection molding industry. Companies use Moldflow's complete suite of products to address plastic part design issues at the earliest possible stage as well as to maximize productivity and profitability on the manufacturing floor. Moldflow's collaboration with academia, industry and customers around the world has led to a reputation for constant innovation in the complete design-to-manufacture process. Headquartered in Wayland, Massachusetts, Moldflow has offices, manufacturing and research and development centers in the United States, Europe, Australia and Asia.

    Note to Editors: Moldflow, Moldflow Plastics Advisers and American MSI are trademarks or registered trademarks of Moldflow Corporation or its subsidiaries worldwide. All other trademarks are properties of their respective holders.

    Cautionary Statement Regarding Forward-Looking Information

    Pursuant to the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, the Company notes that any statements contained in this press release that are not historical facts are forward looking statements. Such forward looking statements include, but are not limited to, those regarding Moldflow's or management's intentions, hopes, beliefs, expectations, projections or plans for the future and statements regarding: (i) Moldflow's market leadership and competitive position in its market segments,
(ii) the impact of the acquisition of American MSI and the reorganization of the Company into business units on the Company's financial position and results of operations, and (iii) the Company's business outlook including revenue and earning guidance. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include: (i) with respect to the Company's market leadership and competitive position, the risks that a renewed economic downturn will adversely impact the market for the Company's products, that competitors will emerge with greater resources or unforeseen technological breakthroughs and that our Manufacturing Solutions products will have a longer sales cycle than our Design Analysis products, (ii) with respect to the Company's acquisition of American MSI and reorganization of the Company into business units, the risk that the acquisition will not be integrated effectively, that it may have a negative impact on the Company's financial results including the potential that the Company may incur unexpected costs arising from integration of the people, products and operations of American MSI, or that the integration and reorganization may result in lost revenue caused by business disruption or the distraction of our management and sales force, and (iii) with respect to the Company's business outlook, the risks that fluctuations in the world economy may further slow capital spending by the Company's prospective customers, that the Company may not be able to recognize the revenue derived from orders received, that the sales cycle may lengthen based on the larger average deal sizes for our Manufacturing Solutions products, that foreign currency fluctuations may adversely affect our financial results, that our distribution partners will not achieve their revenue objectives, that the overall mix of revenues differs materially from that projected, as well as other risks and uncertainties detailed from time to time in reports filed by Moldflow with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended June 30, 2003 as well as its subsequent quarterly and annual filings. Revenue and earnings guidance offered by senior management today represents a point-in-time estimate and is based on information as of the date of this press release. Senior management has made numerous assumptions in providing this guidance which, while believed to be reasonable, may not prove to be accurate. In addition, as noted above, there are numerous factors that may cause actual results to differ materially from the guidance provided. The Company expressly disclaims any current intention or obligation to update the guidance provided or any other forward-looking statement in this press release to reflect future events or changes in facts assumed for purposes of providing this guidance or otherwise affecting the forward-looking statements contained in this press release.


                         Moldflow Corporation
            Unaudited Consolidated Statement of Operations
                (in thousands, except per share data)

                               Three Months Ended   Nine Months Ended
                              -------------------- -------------------
                              March 27, March 29,  March 27, March 29,
                                  2004       2003      2004      2003
                              --------- ---------- --------- ---------

Revenue:
   Product                      $7,574     $4,579   $17,041   $12,491
   Services                      5,716      4,894    16,391    14,209
                              --------- ---------- --------- ---------
Total revenue                   13,290      9,473    33,432    26,700
                              --------- ---------- --------- ---------

Costs and expenses:
   Cost of product revenue       1,778        829     3,021     2,164
   Cost of services revenue      1,457        323     3,020       886
   Research and development      1,695      1,567     4,823     4,341
   Selling and marketing         5,038      4,778    13,922    13,406
   General and administrative    2,188      1,878     6,219     5,330
   Restructuring charges           508        438       508       438
   Amortization of intangible
    assets                         126        176       347       494
                              --------- ---------- --------- ---------
Total operating expenses        12,790      9,989    31,860    27,059
                              --------- ---------- --------- ---------

Income (loss) from operations      500       (516)    1,572      (359)

Interest income, net               321        263       879       834
Other income (loss), net           (18)      (106)      (52)     (168)
                              --------- ---------- --------- ---------

Income (loss) before income
 taxes                             803       (359)    2,399       307
Provision for income taxes         294        225       878       675
                              --------- ---------- --------- ---------
Net income (loss)                 $509      $(584)   $1,521     $(368)
                              ========= ========== ========= =========

Net income (loss) per common
 share:
   Basic                         $0.05     $(0.06)    $0.15    $(0.04)
   Diluted                       $0.05     $(0.06)    $0.14    $(0.04)
Weighted average shares:
   Basic                        10,411      9,997    10,173    10,026
   Diluted                      11,001      9,997    10,746    10,026


                         Moldflow Corporation
            Unaudited Consolidated Statement of Operations
                (in thousands, except per share data)


                                           Three Months Ended
                                             March 27, 2004
                                  ------------------------------------
                                     GAAP     Adjustments     Non-GAAP
                                   Results      to GAAP       Results
                                      (a)       Results         (b)
                                  ------------------------------------
Revenue:
   Product                           $7,574       $(198) (c)   $7,376
   Services                           5,716           -         5,716
                                  ----------- ----------    ----------
Total revenue                        13,290        (198)       13,092
                                  ----------- ----------    ----------

Costs and expenses:
   Cost of product revenue            1,778        (222) (g)    1,556
   Cost of services revenue           1,457           -         1,457
   Research and development           1,695           -         1,695
   Selling and marketing              5,038           -         5,038
   General and administrative         2,188           -         2,188
   Restructuring charges                508        (508) (d)        -
   Amortization of intangible
    assets                              126        (126) (f)        -
                                  ----------- ----------    ----------
Total operating expenses             12,790        (856)       11,934
                                  ----------- ----------    ----------

Income (loss) from operations           500         658         1,158

Interest income, net                    321           -           321
Other income (loss), net                (18)          -           (18)
                                  ----------- ----------    ----------

Income (loss) before income taxes       803         658         1,461
Provision for income taxes              294           -           294
                                  ----------- ----------    ----------
Net income (loss)                      $509        $658        $1,167
                                  =========== ==========    ==========

Net income (loss) per common share:
   Basic                              $0.05                     $0.11
   Diluted                            $0.05                     $0.11
Weighted average shares:
   Basic                             10,411                    10,411
   Diluted                           11,001                    11,001



                                           Three Months Ended
                                             March 29, 2003
                                  ------------------------------------
                                     GAAP     Adjustments    Non-GAAP
                                   Results  to GAAP Results  Results
                                      (a)                       (b)
                                  ------------------------------------
Revenue:
   Product                           $4,579         $-         $4,579
   Services                           4,894          -          4,894
                                  ----------- ---------     ----------
Total revenue                         9,473          -          9,473
                                  ----------- ---------     ----------

Costs and expenses:
   Cost of product revenue              829       (179) (e)       650
   Cost of services revenue             323          -            323
   Research and development           1,567          -          1,567
   Selling and marketing              4,778          -          4,778
   General and administrative         1,878          -          1,878
   Restructuring charges                438       (438) (e)         -
   Amortization of intangible
    assets                              176       (176) (f)         -
                                  ----------- ---------     ----------
Total operating expenses              9,989       (793)         9,196
                                  ----------- ---------     ----------

Income (loss) from operations          (516)       793            277

Interest income, net                    263          -            263
Other income (loss), net               (106)         -           (106)
                                  ----------- ---------     ----------

Income (loss) before income taxes      (359)       793            434
Provision for income taxes              225        110  (h)       335
                                  ----------- ---------     ----------
Net income (loss)                     $(584)      $683            $99
                                  =========== =========     ==========

Net income (loss) per common share:
   Basic                             $(0.06)                    $0.01
   Diluted                           $(0.06)                    $0.01
Weighted average shares:
   Basic                              9,997                     9,997
   Diluted                            9,997                    10,367



                                           Nine Months Ended
                                             March 27, 2004
                                  ------------------------------------
                                     GAAP     Adjustments     Non-GAAP
                                   Results  to GAAP Results   Results
                                      (a)                       (b)
                                  ------------------------------------
Revenue:
   Product                          $17,041       $(198) (c)  $16,843
   Services                          16,391           -        16,391
                                  ----------- ----------    ----------
Total revenue                        33,432        (198)       33,234
                                  ----------- ----------    ----------

Costs and expenses:
   Cost of product revenue            3,021        (222) (g)    2,799
   Cost of services revenue           3,020           -         3,020
   Research and development           4,823           -         4,823
   Selling and marketing             13,922           -        13,922
   General and administrative         6,219           -         6,219
   Restructuring charges                508        (508) (d)        -
   Amortization of intangible
    assets                              347        (347) (f)        -
                                  ----------- ----------    ----------
Total operating expenses             31,860      (1,077)       30,783
                                  ----------- ----------    ----------

Income (loss) from operations         1,572         879         2,451

Interest income, net                    879           -           879
Other income (loss), net                (52)          -           (52)
                                  ----------- ----------    ----------

Income before income taxes            2,399         879         3,278
Provision for income taxes              878           -           878
                                  ----------- ----------    ----------
Net income (loss)                    $1,521        $879        $2,400
                                  =========== ==========    ==========

Net income (loss) per common share:
   Basic                              $0.15                     $0.24
   Diluted                            $0.14                     $0.22
Weighted average shares:
   Basic                             10,173                    10,173
   Diluted                           10,746                    10,746


                                           Nine Months Ended
                                             March 29, 2003
                                  ------------------------------------
                                     GAAP     Adjustments    Non-GAAP
                                   Results  to GAAP Results  Results
                                      (a)                       (b)
                                  ------------------------------------
Revenue:
   Product                          $12,491         $-        $12,491
   Services                          14,209          -         14,209
                                  ----------- ---------     ----------
Total revenue                        26,700          -         26,700
                                  ----------- ---------     ----------

Costs and expenses:
   Cost of product revenue            2,164       (179) (e)     1,985
   Cost of services revenue             886          -            886
   Research and development           4,341          -          4,341
   Selling and marketing             13,406          -         13,406
   General and administrative         5,330          -          5,330
   Restructuring charges                438       (438) (e)         -
   Amortization of intangible
    assets                              494       (494) (f)         -
                                  ----------- ---------     ----------
Total operating expenses             27,059     (1,111)        25,948
                                  ----------- ---------     ----------

Income (loss) from operations          (359)     1,111            752

Interest income, net                    834          -            834
Other income (loss), net               (168)         -           (168)
                                  ----------- ---------     ----------

Income before income taxes              307      1,111          1,418
Provision for income taxes              675        110  (h)       785
                                  ----------- ---------     ----------
Net income (loss)                     $(368)    $1,001           $633
                                  =========== =========     ==========

Net income (loss) per common share:
   Basic                             $(0.04)                    $0.06
   Diluted                           $(0.04)                    $0.06
Weighted average shares:
   Basic                             10,026                    10,026
   Diluted                           10,026                    10,336



(a) The Unaudited Consolidated Statement of Operations prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP").

(b) The Unaudited Consolidated Statement of Operations prepared on an adjusted basis from that of the statement prepared in accordance with GAAP, which is intended to enhance the reader's understanding of the Company's results from operations.

(c) Deferred revenue resulting from the Company's acquisition of American MSI Corporation ("AMSI").

(d) Restructuring charges resulting from the Company's acquisition of AMSI.

(e) Restructuring and other impairment charges resulting from actions taken in conjunction with the Company's acquisition of Controle de Processus Industriels, s.a.r.l ("CPI").

(f) Amortization of acquired intangible assets.

(g) Cost of sales of acquired deferred revenue ($198,000) and amortization of acquired intangible assets ($24,000).

(h) Net tax effect of the adjusted items.


                         Moldflow Corporation
            Unaudited Condensed Consolidated Balance Sheet
                            (in thousands)


                                  March 27, June 30,
                                      2004     2003
                                   -------- --------

Assets
Current assets:
    Cash and cash equivalents      $47,868  $38,320
    Marketable securities            1,481   13,820
    Accounts receivable, net         9,200    6,147
    Inventories, prepaid expenses
     and other current assets        6,236    5,011
                                   -------- --------
         Total current assets       64,785   63,298

Fixed assets, net                    4,299    3,891
Goodwill and other intangibles
 assets, net                        20,846   10,355
Other assets                         2,345    1,933
                                   -------- --------

         Total assets              $92,275  $79,477
                                   ======== ========

Liabilities and Stockholders'
 Equity
Current liabilities:
    Accounts payable                $2,576   $1,684
    Accrued expenses                 9,319    7,439
    Deferred revenue                 9,327    8,551
                                   -------- --------
         Total current liabilities  21,222   17,674

Deferred revenue                       907      513
Other long-term liabilities          1,281      641
                                   -------- --------
         Total long-term
          liabilities                2,188    1,154
                                   -------- --------
         Total liabilities          23,410   18,828
                                   -------- --------

Stockholders' Equity:
    Common stock                       106      102
    Treasury stock                       -     (926)
    Additional paid-in capital      67,377   62,867
    Accumulated deficit             (2,569)  (4,090)
    Accumulated other
     comprehensive income            3,951    2,696
                                   -------- --------
         Total stockholders'
          equity                    68,865   60,649
                                   -------- --------

         Total liabilities and
          stockholders' equity     $92,275  $79,477
                                   ======== ========



                         Moldflow Corporation
       Unaudited Condensed Consolidated Statement of Cash Flows
                            (in thousands)


                                     Three Months    Nine Months Ended
                                         Ended
                                   ----------------- -----------------
                                    March    March     March    March
                                      27,      29,      27,      29,
                                     2004     2003     2004     2003
                                   -------- -------- -------- --------


Cash flows provided by operating
 activities                         $3,367   $1,386   $3,428   $1,470
Cash flows provided by (used in)
 investing activities                2,421   (5,459)   3,336   (3,161)
Cash flows provided by (used in)
 financing activities                  837      143    1,047     (568)
Effect of exchange rate changes on
 cash and cash equivalents             287      832    1,737      748
                                   -------- -------- -------- --------
Net increase (decrease) in cash
 and cash equivalents                6,912   (3,098)   9,548   (1,511)

Cash and cash equivalents,
 beginning of period                40,956   49,221   38,320   47,634
                                   -------- -------- -------- --------

Cash and cash equivalents, end of
 period                            $47,868  $46,123  $47,868  $46,123
                                   ======== ======== ======== ========


    CONTACT: Moldflow Corporation
             Dawn Soucier, 508-358-5848 x234
             dawn_soucier@moldflow.com